Exhibit 99.1
news release
For Immediate Release
Employers Holdings, Inc. Reports First Quarter 2022 Results;
Declares Special Dividend of $1.00 per Share and Increases Regular Quarterly Dividend to $0.26 per Share

Company to Host Conference Call on Thursday, April 28, 2022, at 11:00 a.m. Eastern Daylight Time

Reno, Nevada - April 27, 2022 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its first quarter ended March 31, 2022.
Financial Highlights
•Gross premiums written were $172.4 million, up 16% year-over-year;
•Net premiums earned of $150.2 million, up 12% year-over-year;
•Record number of ending policies in-force of 114,461, up 9% year-over-year;
•Net loss of $2.3 million, a loss of $0.08 per diluted share;
•Adjusted net income of $9.3 million, $0.33 per diluted share;
•The Company repurchased 174,172 shares of its common stock at an average price of $38.77 per share;

Management Commentary
Chief Executive Officer Katherine Antonello commented: “Consistent with that of the fourth quarter of 2021, our written premiums were up 16% year-over-year and we ended the quarter with yet another record number of policies in-force. This growth resulted from strong new business writings within our Employers segment, particularly within our alternative distribution channels, strong new business writings at Cerity and further audit premium recognition.
We recorded our current accident year loss and LAE ratio on voluntary business at 64.0%, largely consistent with the 63.5% we recorded throughout 2021. Our first quarter reserve review was consistent with our expectations so we did not adjust our reserves this period. We will evaluate our prior year reserves in more detail at mid-year when we routinely perform a full reserve study.
Our commission expenses of $20.9 million were up 24% from a year ago. The increase was, in part, the result of higher earned premiums and a larger concentration of new business writings, which are subject to a higher initial commission rate. Our underwriting and general and administrative expenses of $39.3 million were down 16% from a year ago. The decrease was primarily a result of continued targeted fixed expense savings and employee reductions and departures that occurred in 2021.”
Ms. Antonello continued, "Our Cerity operating segment, which offers digital workers' compensation insurance solutions directly to consumers, contributed nicely to our premium growth this quarter. We believe that Cerity’s recently announced collaborations with Intuit and the California Restaurant Association are confirmation of the importance of giving small businesses an array of purchasing options. These types of strategic opportunities will support our future growth initiatives by attracting an untapped segment of our target market.
To expand our opportunities for growth, we continue to thoughtfully broaden our underwriting appetite at both Employers and Cerity. The additional classes of business reside within our targeted hazard group mix and we remain committed to maintaining the highest level of underwriting discipline. Actively managing our fixed expenses as we grow within both our Employers and Cerity segments remains top of mind. Our balance sheet and capital position are very strong and are highly supportive of these key initiatives.
Lastly, today we declared a $1.00 per share special dividend, raised and declared a regular quarterly dividend of $0.26 per share and increased our existing share repurchase authorization by $50 million. Each of these actions reflect our strong capital position and our confidence in the Company’s future operations.”
Summary of First Quarter 2022 Results
(All comparisons vs. the first quarter of 2021, unless noted otherwise).
Gross premiums written were $172.4 million, an increase of 16%. The increase was primarily due to higher new business writings and an increase in final audit premiums. Net premiums earned were $150.2 million, an increase of 12%.

Losses and loss adjustment expenses were $94.2 million, an increase of 35%. The increase was primarily due to higher earned premium and this amount was not impacted by any prior year loss reserve development. During the first quarter of 2021, the Company recognized $13.4 million of net favorable prior year loss reserve development on its voluntary business.
Commission expenses were $20.9 million, an increase of 24%. The increase was due to: (i) higher earned premium, a higher concentration of partnership and alliance business, which is subject to a higher commission rate, and an increase in commission rates on new business writings; and (ii) a reversal of commissions relating to non-compliant and uncollectible premium recorded in the first quarter of 2021.
Underwriting and general and administrative expenses were $39.3 million, a decrease of 16%. The decrease resulted primarily from targeted expense savings and employee reductions and departures.
Net investment income was $19.1 million, an increase of 4%. The increase was primarily due to higher bond yields.
Income tax (benefit) expense was $(0.2) million (8% effective rate) versus $4.5 million (16% effective rate). The effective rates during each of the periods presented included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share of $39.99 and book value per share including the Deferred Gain of $44.04 decreased by 8% and 7% during the first quarter of 2022, respectively, computed after taking into account dividends declared. These measures were adversely impacted by $88.4 million of after-tax unrealized losses arising from fixed maturity securities (which are reflected on the balance sheet) and $13.4 million of net after tax unrealized losses arising from equity securities and other investments (which are reflected on the income statement).
Summary of Results by Segment
(see page 12 of the Financial Supplement for a description of our reportable segments. All comparisons vs.the first quarter of 2021, unless noted otherwise).

Employers Segment
The Employers segment reported net income before income taxes of $2.0 million versus $34.0 million.

Highlights include the following:
–Underwriting income of zero versus $8.1 million;
–Combined ratio of 100.0% versus 93.9%;
–Current accident year loss and LAE ratio of 64.1% versus 63.9%;
–Calendar year loss and LAE ratio of 64.1% versus 53.5%;
–Commission expense ratio of 14.0% versus 12.5%;
–Underwriting expense ratio of 21.9% versus 27.9%;
–Net investment income of $17.6 million in each period; and
–Net realized and unrealized (losses) gains on investments recorded through the income statement of $(15.6) million versus $10.8 million.

Cerity Segment
The Cerity segment reported a net loss before income taxes of $2.7 million versus $2.9 million, and an underwriting loss of $3.0 million versus $3.7 million.

Highlights include the following:
–Written premium of $1.2 million versus $0.3 million;
–Net investment income of $0.7 million in each period;
–Net realized and unrealized (losses) gains on investments recorded through the income statement of $(0.4) million versus $0.1 million; and
–Underwriting expenses of $3.2 million versus $3.7 million.

Corporate and Other
Corporate and Other activities reported a net loss before income taxes of $1.8 million versus $3.5 million.

Highlights include the following:
–LPT amortization, which served to reduce losses and LAE, of $2.1 million in each period;
–Net investment income of $0.8 million versus $0.1 million;
–Net realized and unrealized losses on investments recorded through the income statement of $1.3 million versus zero; and
–General and administrative expenses of $3.3 million versus $5.6 million.

Dividend Declarations
On April 27, 2022, the Board of Directors declared a regular quarterly dividend of $0.26 per share, an increase of 4% from the previous quarterly dividend of $ 0.25 per share. The regular dividend is payable on May 25, 2022 to stockholders of record as of May 11, 2022.
On April 27, 2022, the Board of Directors also declared a special dividend of $1.00 per share. The special dividend is payable on June 15, 2022 to stockholders of record as of June 1, 2022.
Share Repurchases and Increase in Share Repurchase Program
During the first quarter of 2022, the Company repurchased 174,172 shares of its common stock at an average price of $38.77 per share.
On April 27, 2022, the Board of Directors authorized a $50.0 million increase to its existing share repurchase program and extended the program’s expiration to December 31, 2023. As a result of this action, the Company currently has a remaining share repurchase authorization of $71.1 million.
Earnings Conference Call and Webcast
The Company will host a conference call on Thursday, April 28, 2022, at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.

To participate in the live conference call by telephone, dial +1 (888) 364-8443 or +1 (484) 747-6630 and use the conference call access code 6182719.

The webcast will be accessible on the Company’s web site at www.employers.com through the “Investors” link. An archived version of the webcast will remain on the Company’s web site for up to seven days following the live call. To listen to a recording of the call by telephone, dial +1 (855) 859-2056 or +1 (404) 537-3406 and use the conference call access code 6182719.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.

Within this earnings release we present various financial measures, some of which are “Non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these Non-GAAP financial measures, as well as a reconciliation of such Non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these Non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.

Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, including the effects of the Coronavirus (COVID-19) pandemic, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).

About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.

Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor relations contact:
Karin Daly, The Equity Group Inc. (212) 836-9623 or kdaly@equityny.com